Exhibit 99.2

Lew Thompson & Son Trucking, Inc.,
Lew Thompson & Son Dedicated Inc.,
Josh Thompson Trucking, Inc.,
Lew Thompson & Son Dedicated Leasing, Inc.,
and
Lew Thompson & Son Leasing Inc.

Combined Financial Statements

For the year ended December 31, 2022 with Report of Independent Certified Public Accountants

Table of Contents

Report of Independent Certified Public Accountants	1

Combined Financial Statements
Combined Balance Sheet	2
Combined Statement of Operations	3
Combined Statement of Changes in Stockholders' Equity	4
Combined Statement of Cash Flow	5
Notes to Combined Financial Statements	6

Report of Independent Certified Public Accountants

Board of Directors
Lew Thompson & Son Trucking, Inc.
Lew Thompson & Son Dedicated, Inc.
Josh Thompson Trucking, Inc.
Lew Thompson & Son Dedicated Leasing, Inc.
Lew Thompson & Son Leasing, Inc.
Opinion
We have audited the combined financial statements of Lew Thompson & Son Trucking, Inc., Lew Thompson & Son Dedicated, Inc., Josh Thompson Trucking, Inc., Lew Thompson & Son Dedicated Leasing, Inc., and Lew Thompson & Son Leasing, Inc. (an Arkansas corporation) which comprise the combined balance sheet as of December 31, 2022, and the related combined statement of operations, changes in stockholders’ equity, and cash flows for the year then ended, and the related notes to the financial statements.
In our opinion, the accompanying combined financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.
Basis for opinion
We conducted our audits of the combined financial statements in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Responsibilities of management for the financial statements
Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the combined financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date the financial statements are issued.

Auditor’s responsibilities for the audit of the financial statements
Our objectives are to obtain reasonable assurance about whether the combined financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the combined financial statements.
In performing an audit in accordance with US GAAS, we:
•	Exercise professional judgment and maintain professional skepticism throughout the audit.
•
Identify and assess the risks of material misstatement of the combined financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the combined financial statements.

•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.
/s/ GRANT THORNTON LLP
Charlotte, North Carolina
November 15, 2023

LEW THOMPSON & SON TRUCKING, INC., LEW THOMPSON & SON DEDICATED, INC., JOSH THOMPSON TRUCKING, INC., LEW THOMPSON & SON DEDICATED LEASING, INC., AND LEW THOMPSON & SON LEASING, INC.
COMBINED BALANCE SHEET
DECEMBER 31, 2022

ASSETS
Current assets:
Cash and cash equivalents	$6,055,273
Accounts receivable	5,916,792
Drivers' advances and other receivables	475,696
Inventory and supplies	1,014,890
Prepaid expenses	881,571
Other short-term assets	125,097
Total current assets	14,469,319

Property and equipment, net	34,803,272
Right of use assets, net	2,104,030

Total assets	$51,376,621
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	551,005
Accrued expenses	1,343,821
Current portion of operating lease obligations	442,851
Insurance and claims accrual	95,763
Total current liabilities	2,433,440

Long-term portion of operating lease obligations	1,661,179
Total liabilities	4,094,619

Commitments and contingencies	-
Stockholders' equity:
Lew Thompson & Son Trucking, Inc. Class A common stock, $1.00 par value; 100,000 shares authorized; 1,000 shares issued and outstanding	1,000
Lew Thompson & Son Dedicated, Inc. Class A common stock, $1.00 par value; 100,000 shares authorized; 300 shares issued and outstanding	300
Josh Thompson Trucking, Inc. Class A common stock, $25.00 par value; 2,000 shares authorized; 12 shares issued and outstanding	300
Lew Thompson & Son Dedicated Leasing, Inc. Class A common stock, $1.00 par value; 100,000 shares authorized; 20,000 shares issued and outstanding	20,000
Lew Thompson & Son Leasing, Inc. Class A common stock, $1.00 par value; 250 shares authorized; 100 shares issued and outstanding	100
Additional paid-in-capital	5,094,254
Retained earnings	42,166,048
Total stockholders' equity	47,282,002
Total liabilities and stockholders' equity	$51,376,621

The accompanying notes are an integral part of these combined financial statements.

LEW THOMPSON & SON TRUCKING, INC., LEW THOMPSON & SON DEDICATED, INC., JOSH THOMPSON TRUCKING, INC.,
LEW THOMPSON & SON DEDICATED LEASING, INC., AND LEW THOMPSON & SON LEASING, INC.
COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2022

Revenues
Freight revenue	$53,867,823
Fuel surcharge revenue	10,778,411
Total revenue	64,646,234

Operating expenses:
Salaries, wages, and related expenses	19,820,370
Fuel expense	16,399,600
Operations and maintenance	4,578,202
Operating taxes and licenses	896,435
Insurance and claims	1,435,079
Communications and utilities	109,425
General supplies and expenses	1,356,940
Depreciation and amortization	5,296,635
Other expenses	1,556
Gain on disposition of property and equipment, net	(1,427,650)
Total operating expenses	48,466,592
Operating income	16,179,642
Other income	694,208
Income before income taxes	16,873,850
Income tax expense	536,990
Net income	$16,336,860

The accompanying notes are an integral part of these combined financial statements

LEW THOMPSON & SON TRUCKING, INC., LEW THOMPSON & SON DEDICATED, INC., JOSH THOMPSON TRUCKING, INC.,
LEW THOMPSON & SON DEDICATED LEASING, INC., AND LEW THOMPSON & SON LEASING, INC.
COMBINED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2022

	Common Stock – Lew Thompson & Son Trucking, Inc.	Common Stock – Lew Thompson & Son Dedicated, Inc.	Common Stock – Josh Thompson Trucking, Inc.	Common Stock – Lew Thompson & Son Dedicated Leasing, Inc.	Common Stock – Lew Thompson & Son Leasing, Inc.	Additional Paid-In	Retained	Total Stockholders'
	Class A	Class A	Class A	Class A	Class A	Capital	Earnings	Equity
Balances at December 31, 2021	$1,000	$300	$300	$20,000	$100	$5,094,254	$32,574,212	$37,690,166
Contributions from stockholders	-	-	-	-	-	-	3,079,951	3,079,951
Distributions to stockholders	-	-	-	-	-	-	(9,824,975)	(9,824,975)
Net income	-	-	-	-	-	-	16,336,860	16,336,860
Balances at December 31, 2022	$1,000	$300	$300	$20,000	$100	$5,094,254	$42,166,048	$47,282,002

The accompanying notes are an integral part of these combined financial statements.

LEW THOMPSON & SON TRUCKING, INC., LEW THOMPSON & SON DEDICATED, INC., JOSH THOMPSON TRUCKING, INC,.
LEW THOMPSON & SON DEDICATED LEASING, INC., AND LEW THOMPSON & SON LEASING, INC.
COMBINED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2022

Cash flows from operating activities:
Net income	$16,336,860
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,296,635
Gain on disposition of property and equipment	(1,424,650)
Changes in operating assets and liabilities:
Receivables and advances	(1,532,208)
Inventory and supplies	(998,407)
Prepaid expenses and other assets	(512,974)
Accounts payable and accrued expenses	904,897
Net cash flows provided by operating activities	18,070,153

Cash flows from investing activities:
Acquisition of property and equipment	(11,801,664)
Proceeds from disposition of property and equipment	3,201,901
Net cash flows used in investing activities	(8,599,763)

Cash flows from financing activities:
Contributions from shareholders	3,079,951
Distributions to shareholders	(9,824,975)
Net cash flows used in financing activities	(6,745,024)

Net change in cash and cash equivalents	2,725,366

Cash and cash equivalents at beginning of year	3,329,907
Cash and cash equivalents at end of year	$6,055,273

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Income taxes	$65,540

The accompanying notes are an integral part of these combined financial statements.

LEW THOMPSON & SON TRUCKING, INC., LEW THOMPSON & SON DEDICATED, INC., JOSH THOMPSON TRUCKING, INC,.
LEW THOMPSON & SON DEDICATED LEASING, INC., AND LEW THOMPSON & SON LEASING, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2022

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Company Description and Principles of Combination

These combined financial statements include the accounts Lew Thompson & Son Trucking, Inc., an Arkansas corporation, Lew Thompson and Son Dedicated, Inc., an Arkansas corporation, Josh Thompson Trucking, Inc., an Arkansas corporation, Lew Thompson & Son Dedicated Leasing, Inc., an Arkansas corporation, and Lew Thompson & Son Leasing, Inc., an Arkansas corporation. References in this report to "we," "us," "our," the "Company," and similar expressions refer to the combined financial statements of the aforementioned companies.

All intercompany accounts and transactions have been eliminated in combination. The Company operates as a dedicated contract carrier primarily transporting poultry related feed and live haul freight within the United States.

Revenue Recognition

Revenue, drivers' wages, and other direct operating expenses are recognized proportionally as the transportation service is performed based on the percentage of miles completed as of the period end. Revenue is recognized on a gross basis at amounts charged to our customers because we control and are primarily responsible for the fulfillment of the promised service. Revenue includes transportation revenue, fuel surcharges, loading and unloading activities, equipment detention, and other accessorial services.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make decisions based upon estimates, assumptions, and factors we consider as relevant to the circumstances. Such decisions include the selection of applicable accounting principles and the use of judgment in their application, the results of which impact reported amounts and disclosures. Changes in future economic conditions or other business circumstances may affect the outcomes of our estimates and assumptions. Accordingly, actual results could differ from those anticipated.

Cash and Cash Equivalents

We consider all highly liquid investments with a maturity of three months or less at acquisition to be cash equivalents. Additionally, we are also subject to concentrations of credit risk related to deposits in banks in excess of the Federal Deposit Insurance Corporation limits. For the year ended December 31, 2022, we maintained cash in one bank that exceeded the FDIC limit of $250,000.

Accounts Receivable and Concentration of Credit Risk

We extend credit to our customers in the normal course of business, which are generally due within 30-45 days of the services performed. We perform ongoing credit evaluations and generally do not require collateral. Trade accounts receivable are recorded at their invoiced amounts reduced by an allowance for doubtful accounts, if necessary, which reflects management’s best estimate of the amounts that will not be collected. Receivable balances are written off when collection is deemed unlikely.

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of trade accounts receivable. For the year ended December 31, 2022 three customers accounted for 10% or more of total accounts receivable at 46.4%, 27% and 11.4% and two customers accounted for 10% or more of total revenues at 45.8% and 41.1%, respectively.

The carrying amount reported in the combined balance sheet for accounts receivable approximates fair value due to the short collection period for receivables.

Inventories and Supplies

Inventories and supplies consist of parts, tires, fuel, and supplies. Tires on new revenue equipment are capitalized as a component of the related equipment cost when the tractor or trailer is placed in service and recognized through depreciation over the life of the vehicle. Replacement tires and parts on hand at year end are recorded at the lower of cost or net realizable value with cost determined using the first-in, first-out (FIFO) method. Replacement tires are expensed when placed in service.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation. Depreciation is determined using the straight-line method over the estimated useful lives of the assets to an estimated salvage value. We annually review the reasonableness of our estimates regarding useful lives and salvage values of our revenue equipment and other long-lived assets based upon, among other things, our experience with similar assets, conditions in the used revenue equipment market, and prevailing industry practice. Changes in the useful life or salvage value estimates, or fluctuations in market values that are not reflected in our estimates, could have a material effect on our results of operations.

Pursuant to applicable accounting standards, revenue equipment and other long-lived assets are tested for impairment whenever an event occurs that indicates impairment may exist. Undiscounted expected future cash flows are used to analyze whether an impairment has occurred. If the sum of expected undiscounted cash flows is less than the carrying value of the long-lived asset, then an impairment loss is recognized. We measure the impairment loss by comparing the fair value of the asset to its carrying value. Fair value is determined based on a discounted cash flow analysis or the appraised value of the assets, as appropriate. There were no impairment events during the year ended December 31, 2022.

Insurance and Other Claims

Given the nature of the Company’s operating environment, the Company has, and in the future may, become subject to vehicle liability claims. The Company maintains insurance for individual vehicle claims (including related bodily injury and property damage claims) exceeding $50,000. The Company also maintains insurance coverage for health insurance claims over a certain amount per claim and is fully insured for all workers’ compensation claims.

The Company remains liable, subject to the limits discussed above, for vehicle liability claims incurred. The amount of loss reserves and loss adjustment expenses related to these claims is determined based on an estimation process that uses information obtained from Company-specific data. The estimation process requires management to continuously monitor and evaluate the life cycle of these outstanding claims and estimate the ultimate settlement costs of these claims.

Income Taxes

For federal and state income tax returns, the combined entities of the Company have elected to be taxed as an S corporation under the Internal Revenue Code. Under this election, taxable income of these entities is allocated to its shareholders and no income tax is payable by the Company, except in certain states that do not recognize this election. Some of the states allow a pass-through entity to elect to be taxed at the entity level and allow owners to exclude from their taxable income any income which is taxed directly by the pass-through entity, and the company records income tax similar to entity-level tax for ASC 740 (Income Taxes) purposes. For 2022, the Company recognized pass-through entity income tax in the amount of $536,990.

For fiscal year ended December 31, 2022, the Company determined that there were no uncertain tax positions as a result of applying the guidance in ASC 740, Income Taxes. Accordingly, there was no provision for any uncertain tax positions in the consolidated financial statements for the year ended December 31, 2022, and the Company recognized no interest or penalties during those periods. In the event that an uncertain tax position would require the Company to recognize interest and penalties, these expenses would be recognized in interest expense and operating expenses, respectively. Tax years 2018 through 2022 remain open to examination by the tax authorities under the statute of limitations.

Lease Accounting

At the commencement date of a new lease agreement with contractual terms longer than twelve months, we recognize an asset and a lease liability on the balance sheet and categorize the lease as either finance or operating. Certain lease agreements have lease and non-lease components, and we have elected to account for these components separately.

Right-of-use assets and lease liabilities are initially recorded based on the present value of lease payments over the term of the lease. When the rate implicit in the lease is readily determinable, this rate is used for calculating the present value of remaining lease payments; otherwise, our incremental borrowing rate is used. The incremental borrowing rate represents an estimate of the interest rate we would incur at the lease commencement to borrow an amount equal to the lease payments on a collateralized basis over the term of the lease. Options to extend or terminate a lease agreement are included in or excluded from the lease term, respectively, when those options are reasonably certain to be exercised. Right-of-use assets are tested for impairment in the same manner as long-lived assets.

Operating lease right-of-use assets are amortized over the lease term on a straight-line basis, and the lease liability is measured at the present value of the remaining lease payments. Operating lease costs are recognized on a straight-line basis over the term of the lease within operating expenses.

Recent Accounting Pronouncements

Accounting Standards adopted

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, which establishes Topic 842 to replace Topic 840 regarding accounting for leases. Topic 842 requires lessees to recognize a right-of-use asset and a lease liability for most leases on the balance sheet. Leases that were previously described as capital leases are now called finance leases, and operating leases with a term of at least twelve months are now required to be recorded on the balance sheet. We adopted this standard on January 1, 2022 using the modified retrospective approach.

In July 2018, FASB issued ASU 2018-11, which provides an optional transition method allowing application of Topic 842 as of the adoption date and recognition of a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption, with no restatement of comparative prior periods. We have adopted the standard using this optional transition method.

Within Topic 842, FASB has provided a number of practical expedients for applying the new lease standard in relation to leases that commenced prior to the standard's effective date. We have elected the package of practical expedients which allowed us, among other things, to carry forward the operating and finance lease classifications from Topic 840 to the new operating and finance lease classifications under Topic 842.

The adoption of this ASU resulted in the initial recognition of operating lease assets of $2,592,000 and liabilities totaling $2,592,000.

There are no other new accounting pronouncements that are expected to have a significant impact on our combined financial statements.

2.	PROPERTY AND EQUIPMENT

A summary of property and equipment, at cost, as of December 31, 2022 is as follows:

	Estimated Useful Lives (Years)	2022
Revenue equipment	3 - 10	$53,335,566
Communications equipment	5 - 10	50,403
Land and improvements	0 - 15	46,805
Buildings and leasehold improvements	7 - 40	7,733
Other	2 - 10	2,212,729
		$55,653,236
Less accumulated depreciation		20,849,964
		$34,803,272

Depreciation expense was $5,296,635 million in 2022. This depreciation expense excludes net gains on the sale of property and equipment totaling $1,427,650 million in 2022.

3.	LEASES

Our operating lease obligations do not typically include residual value guarantees or material restrictive covenants.

A summary of our lease obligations for the twelve months ended December 31, 2022 are as follows:

Twelve Months Ended
December 31, 2022

Operating lease cost	$648,000

Total lease cost	$648,000

Other information
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$397,950
Right-of-use assets obtained in exchange for new operating lease liabilities	$-
Weighted-average remaining lease term—operating leases	4.0 years
Weighted-average discount rate—operating leases	11.2%

At December 31, 2022, we had right-of-use assets of $2,104,030 for operating leases in our combined balance sheet. Operating lease right-of-use asset amortization is included in general supplies and expenses in the combined statement of operations.

Our future minimum lease payments as of December 31, 2022, are as follows:

Operating
2023	$648,000
2024	648,000
2025	648,000
2026	648,000
Total minimum lease payments	$2,592,000
Less: amount representing interest	(487,970)
Present value of minimum lease payments	$2,104,030
Less: current portion	(442,851)
Lease obligations, long-term	$1,661,179

4.	EMPLOYEE BENEFIT PLANS

401k Deferral Plan

We have a deferred 401k plan under which all of our employees with at least 90 days of service are eligible to participate. Employees may contribute a percentage of their annual compensation up to the maximum amount allowed by the Internal Revenue Code. We may make discretionary contributions as determined by the owners. No discretionary contributions were made in 2022. We made contributions of $53,414 in 2022 to the 401k deferral plan.

5.	RELATED PARTY TRANSACTIONS

Summary of Related Party Transactions

During the year ended December 31, 2022, the Company. engaged in the following related party transactions:

•
The Company leases certain properties from Lew Thompson and Son Real Estate, Inc., Josh Thompson Properties, LLC and Lew Thompson and Son Trucking, Inc. The Company’s leasing activities resulted in the initial recognition of operating lease assets of $2,592,000 and liabilities totaling $2,592,000, comprised of $442,851 of current operating lease obligations and $1,661,179 million of long-term operating lease obligations.

•	Thompson QOZB Ozark, LLC is owned by the major shareholders and has property leased by the Company for $0 which the Company uses to park excess equipment in Arkansas.
•	Lew Thompson & Son Petroleum, Inc. is owned by the major shareholders and Office Manager and has property leased by the Company for $0 which the Company uses to park excess equipment in Arkansas.
•	Thompson Poultry Bedding, LLC is owned by the major shareholders and paid the Company approximately $86,420 for maintenance services provided by the Company during 2022.
•	Thompson Ready Mix, Inc. is owned by the major shareholder’s and paid the Company approximately $89,315 for maintenance services provided by the Company during 2023.

6.	COMMITMENTS AND CONTINGENT LIABILITIES

From time-to-time, we are a party to ordinary, routine litigation arising in the ordinary course of business, most of which involves claims for personal injury and/or property damage incurred in connection with the transportation of freight. The Company’s insurance coverage for individual vehicle claims (including related bodily injury and property damage claims) provides for insurance levels with primary and excess coverage which management believes to be sufficient to adequately protect the Company from catastrophic claims. The Company maintains insurance for individual vehicle claims (including related bodily injury and property damage claims) exceeding $50,000, and has a casualty reserve in the amount of $40,000 accrued for payment of estimated claims, along with a $45,000 reserve for group health insurance claims at December 31, 2022.

In the normal course of business, the Company is also involved in various additional lawsuits, claims and other legal matters. The Company is of the opinion that the outcome of such lawsuits, claims and other legal matters will not have a material impact on the Company’s future financial position, results of operations, or cash flows.

7.	SUBSEQUENT EVENT

On April 26, 2023, the Company completed the sale of Lew Thompson & Son Trucking, Inc., Lew Thompson & Son Dedicated, Inc., Josh Thompson Trucking, Inc., Lew Thompson & Son Dedicated Leasing, Inc., and Lew Thompson & Son Leasing Inc. to Covenant Logistics Group, Inc., a Nevada Corporation.  Under the terms of the agreement, the Company sold 100% of the outstanding stock of the aforementioned companies in exchange for a closing enterprise value of approximately $100 million plus an earnout of up to $30 million depending on the results achieved by the business over the three following calendar years. The Company’s tax status changed as a result of the acquisition, however, this change did not have a material impact to the financial statements of the Company.

Subsequent events were evaluated through the date the financial statements were issued on November 15, 2023.

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